Exhibit 99

HILLENBRAND INDUSTRIES CHAIRMAN RAY J. HILLENBRAND TO RETIRE FROM CHAIRMANSHIP; FORMER VICE
CHAIRMAN ROLF CLASSON DESIGNATED AS CHAIRMAN-ELECT

BATESVILLE, IN, October 11, 2005 — Ray J. Hillenbrand, Chairman of the Board of Hillenbrand Industries announced today that he plans to retire as Chairman in early 2006, but will remain as a member of the board of directors. Rolf A. Classon, interim President and Chief Executive Officer and former Vice Chairman, has been designated Chairman-elect by the board of directors. Joanne C. Smith, M.D. remains Vice Chairman.

The handing over of the board’s leadership to a non-Hillenbrand family member represents the first time the family-founded company has been led by an outside director. Ray Hillenbrand said the transition is to be completed following the February, 2006 annual shareholder’s meeting or when the permanent President and CEO is on board, whichever comes later.

“Rolf is the ideal choice to lead the Board, and with the permanent CEO, to lead Hillenbrand into the future. As the interim CEO, Rolf is gaining insights into the company that will be extremely valuable in his chairmanship role,” said Ray J. Hillenbrand.

Hillenbrand added that the company is very fortunate to have such a talented and dedicated person available for this post. “Rolf has been an outstanding board member since joining it in early 2002 and is doing an equally outstanding job as interim CEO. I’m certain our shareholders are properly served by having Rolf assume this leadership role.”

Rolf A. Classon said, “I want to thank Ray for his leadership and his efforts to improve the Board’s operations and governance processes significantly in advance of Sarbanes Oxley. Ray began to modify the composition of the Board in early 2001, with emphasis on independence and an appropriate mix of characteristics, experience and diverse perspectives and skills, leading to a board with seven independent directors, five of whom have significant experience in the health care industry. I appreciate what Ray has done for our shareholders in this regard and I am very glad that he is remaining on our board.”

The company anticipates the search for a permanent President and Chief Executive Officer will be completed by the end of the first quarter of calendar 2006.

About Hillenbrand Industries, Inc.
Hillenbrand, headquartered in Batesville, Indiana, is a publicly traded holding company for two major wholly owned businesses serving the health care and funeral services industries. Hill-Rom Company is a manufacturer of equipment for the health care industry and a provider of associated services for wound, pulmonary and circulatory care. It is also a provider of medical equipment outsourcing and asset management services. Batesville Casket is a leading manufacturer and supplier of burial caskets, cremation products and related services to licensed funeral homes.

Disclosure Regarding Forward-Looking Statements:
Certain statements in this press release contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, regarding the Company’s future plans, objectives, beliefs, expectations, representations and projections. The Company has tried, wherever possible, to identify these forward-looking statements using words such as “intend,” “anticipate,” “believe,” “plan,” “encourage,” “expect,” “may,” “goal,” “become,” “pursue,” “estimate,” “strategy,” “will,” “projection,” “forecast,” “continue,” “accelerate,” “promise,” “increase,” or the negative of those terms or other variations of them or by comparable terminology. The absence of such terms, however, does not mean that the statement is not forward-looking. It is important to note that forward-looking statements are not guarantees of future performance, and the Company’s actual results could differ materially from those set forth in any forward-looking statements. Factors that could cause actual results to differ from forward-looking statements include but are not limited to: the Company’s dependence on its relationships with several large national providers and group purchasing organizations, changes in death rates, costs and availability of raw materials, the success of the Company’s restructuring, realignment and cost reduction efforts, whether the Company’s new products are successful in the marketplace, changes in customers’ Medicare reimbursements, the success of the implementation of the Company’s enterprise resource planning system, compliance with FDA regulations, tax-related matters, potential exposure to antitrust, product liability or other claims, failure of the Company to execute its acquisition strategy through the consummation and successful integration of acquisitions and the ability to retain executive officers and other key personnel. For a more in depth discussion of these and other factors that could cause actual results to differ from those contained in forward-looking statements, see the discussions under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the period ended September 30, 2004 and under the heading “Forward-Looking Statements and Factors That May Affect Future Results” in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005. The Company assumes no obligation to update or revise any forward-looking statements.